UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2023

BROAD STREET REALTY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09043	36-3361229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Woodmont Ave, Suite 350
Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 828-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 20, 2023, a subsidiary of Broad Street Realty, Inc. (the “Company”) completed the sale of Dekalb Plaza, a retail shopping center located in Philadelphia, Pennsylvania with approximately 178,356 square feet of gross leasable area, for a purchase price of $23.1 million in cash (the “Dekalb Disposition”).

Item 9.01 Financial Statements and Exhibits.

(b) Unaudited Pro Forma Condensed Financial Information.

The following are set forth in Exhibit 99.1 hereto, which is incorporated by reference herein:

•
Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of March 31, 2023.
•
Unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company for the three months ended March 31, 2023 and the year ended December 31, 2022.
•
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated May 26, 2023, by and among BSV Dekalb LLC and The View At Marlton LLC.
10.2	First Amendment to Purchase and Sale Agreement, dated June 21, 2023, by and between BSV Dekalb LLC and The View At Marlton LLC.
10.3	Second Amendment to Purchase and Sale Agreement, dated July 17, 2023, by and between BSV Dekalb LLC and The View At Marlton LLC
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company.
104	Cover Page Interactive Data File – The cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD STREET REALTY, INC.

Date:	July 25, 2023	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby Chief Executive Officer